Exhibit 99.2
STATEMENT OF OPERATIONS GAAP TO NON-GAAP ADJUSTMENTS BY LINE ITEM
October 1, 2010 — December 31, 2010

	Generic Segment					Brand Segment							(Gain)
					Total Generic					Total Brand			loss on						Total After-
	Other		Sales and		Segment	Other		Sales and		Segment			sale of	Interest		Other	Total Pre-tax		tax
Expense Type	Revenue	COS	Marketing	R&D	Adjustments	Revenue	COS	Marketing	R&D	Adjustments	G&A	Amortization	assets	Expense		income	Adjustments	Tax Effect	Adjustments
Amortization	$—	$—	$—	$—	$—	$—	$—	$—	$—	$—	$—	$52.0	$—	$—		$—	$52.0	$(15.4)	$36.6
Acquisition and licensing charges	(25.0)	—	—	—	(25.0)	—	—	—	24.9	24.9	4.9	—	—	8.2	(1)	—	13.0	(7.9)	5.1
Global supply chain initiative	—	8.5	—	2.9	11.4	—	—	—	—	—	0.4	—	—	—		—	11.8	(3.8)	8.0
Legal settlements	—	—	—	—	—	—	—	—	—	—	40.0	—	—	—		—	40.0	(14.0)	26.0
Asset sales/impairments	—	—	—	—	—	—	—	—	—	—	—	—	29.6	—		1.8	31.4	(9.2)	22.2
(Gain) loss on securities	—	—	—	—	—	—	—	—	—	—	—	—	—	—		(0.8)	(0.8)	0.3	(0.5)
Loss on early extinguishment of debt	—	—	—	—	—	—	—	—	—	—	—	—	—	—		0.5	0.5	(0.2)	0.3

Totals by Segment and P&L Line Item	$(25.0)	$8.5	$—	$2.9	$(13.6)	$—	$—	$—	$24.9	$24.9	$45.3	$52.0	$29.6	$8.2		$1.5	$147.9	$(50.2)	$97.7

Other tax items																		0.5	0.5

								(Gain)
					Total			loss on
	Other		Sales and		Segment			sale of	Interest	Other	Total Pre-tax
	Revenue	COS	Marketing	R&D	Adjustments	G&A	Amortization	assets	Expense	Income	Adjustments

Totals by P&L Line Item	$(25.0)	$8.5	$—	$27.8	$11.3	$45.3	$52.0	$29.6	$8.2	$1.5	$147.9	$(49.7)	$98.2

(1) Included within acquisition and licensing charges are interest accretion charges on the following obligations:

Atorvastatin contingent consideration obligation									$3.1
Manditorily Redeemable Preferred Stock									3.9
Columbia contingent consideration obligation									1.2

									$8.2